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                                                                    EXHIBIT 23.1



                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


     As independent public accountants, we hereby consent to the incorporation by reference in this Post-Effective Amendment No. 2 to the Registration Statement (No. 333-34069) of our report dated January 18, 1999 included in Champion International Corporation's (the "Company's") Annual Report to Shareholders for the year ended December 31, 1998, and incorporated by reference in the Company's Form 10-K for the year ended December 31, 1998, and to all references to our Firm included in this Post-Effective Amendment No. 2.


                                /s/ Arthur Andersen LLP



Stamford, CT
April 1, 1999